UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 4, 2016

TECNOGLASS INC.

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-35436	N/A
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Avenida Circunvalar a 100 mts de la Via 40, Barrio Las Flores, Barranquilla, Colombia

(Address of Principal Executive Offices) (Zip Code)

(57)(5) 3734000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On April 4, 2016, the Audit Committee of the Board of Directors of Tecnoglass Inc. (the “Company”) and management, after discussion with PricewaterhouseCoopers Ltda., the Company’s independent registered public accounting firm (“PWC”), determined that the Company’s previously-filed Quarterly Report on Form 10-Q for the quarter ended September 30, 2015 (the “Quarterly Financial Statements”) should no longer be relied upon.

In preparing the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (the “2015 10-K”), the Company has identified two non-cash errors: (1) in the way the Company had accounted for the fair value of the Company’s warrants exercised for ordinary shares during the period, and (2) in the classification and presentation of deferred tax assets and liabilities and the classification of its shipping costs. In accordance with accounting guidance presented in ASC 250-10 and SEC Staff Accounting Bulletin No. 99, Materiality, the Company’s management assessed the materiality of the errors on a consolidated manner and concluded it was material to the Quarterly Financial Statements. Accordingly, the Company intends to file as soon as practicable restated Quarterly Financial Statements in an amended Form 10-Q to correct these errors.

As a part of the restatement process, the Company, in conjunction with its independent registered public accounting firm, is also reviewing the accounting for its “earnout shares”. If any additional errors regarding these matters are identified, such errors will be assessed, and if material, corrected as part of the restatement.

The correction of the errors in the Company’s interim consolidated financial statements for the three and nine months ended September 30, 2015 is anticipated to decrease earnings and increase additional paid in capital by $7.0 million as it relates to the issue related to the warrants. There are no expected effects on Cash Flow from Operating Activities or Net Shareholders Equity.

Management is assessing the effect and the impact of the above matters on its conclusion on internal control over financial reporting as of December 31, 2015. The Company will report its conclusion regarding the Company’s internal control over financial reporting and the effectiveness of its disclosure controls and procedures in the 2015 Form 10-K.

This Current Report on Form 8-K contains “forward-looking” statements, as that term is defined under the federal securities laws. Forward-looking statements include, among others, statements about the Company’s plans to restate its consolidated financial statements and amend prior SEC filings, the timing of such restatement, and the restatement’s effect on the Company’s prior consolidated financial statements. These statements are often, but not always, made through the use of words or phrases such as “may,” “will,” “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “predict,” “potential,” “opportunity,” and similar words or phrases or the negatives of these words or phrases. These forward-looking statements are based on the Company’s current assumptions, expectations, and beliefs and are subject to substantial risks, estimates, assumptions, uncertainties, and changes in circumstances that may cause actual results, performance, or achievements to differ materially from those expressed or implied in any forward-looking statement, including, among others, the timing and nature of the final resolution of the accounting issues discussed in this Current Report on Form 8-K; any delay in the filing of required periodic reports with the SEC; whether a restatement of financial results will be required for other accounting issues for the same or other periods in addition to the restatement currently expected by management; additional uncertainties related to accounting issues generally; and adverse effects on the Company’s business as a result of the restatement process. In addition, please refer to the risk factors contained in the Company’s SEC filings. Because the risks, estimates, assumptions and uncertainties referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements, you should not place undue reliance on any forward-looking statements. Any forward-looking statement speaks only as of the date hereof, and, except as required by law, the Company assumes no obligation and does not intend to update any forward-looking statement to reflect events or circumstances after the date hereof.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 6, 2016

TECNOGLASS INC.

By:	/s/ Jose M. Daes
Name: Jose M. Daes
Title: Chief Executive Officer

3